                                  Exhibit 99.1

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

                  TIDEL REPORTS IMPROVED THIRD QUARTER RESULTS

HOUSTON,  Texas -- August 19, 2002 -- Tidel  Technologies,  Inc. (Nasdaq:  ATMS)
today announced improved third quarter results. Condensed results, together with comparable amounts for the same periods in fiscal 2001, are as follows:

                                               Three Months        Nine Months
                                              Ended June 30,      Ended June 30,
(In thousands, except per share data)        2002      2001      2002       2001

Revenues                                 $  6,179   $  4,972    $15,554   $29,825
Operating loss                               (533)   (20,215)    (3,694)  (16,561)
Net loss                                   (1,019)   (16,446)    (5,133)  (14,492)

Basic loss per share                     $  (0.06)  $  (0.94)   $ (0.29)  $ (0.83)
Diluted loss per share                   $  (0.06)  $  (0.94)   $ (0.29)  $ (0.83)

Revenues  for the quarter  ended June 30, 2002 were  $6,179,000,  an increase of
$1,440,000,  or 30%,  over the previous  quarter  ended March 31,  2002,  and an increase of $1,207,000, or 24%, from the same quarter a year ago. An increase in the  shipment  of ATM  units  accounted  for the  majority  of the  increase  in revenues.  A total of 1,004 ATM units were shipped in the quarter ended June 30,
2002,  representing  a 53% increase  over the 657 units  shipped in the previous quarter ended March 31, 2002,  and an increase of 51% over the 666 units shipped in the  comparable  quarter of the prior year.  The  increase was largely due to business with new customers, including some customers outside the United States.
International  sales were $1,128,000  representing 18% of total revenues for the quarter ended June 30, 2002, compared with $726,000, or 15% of revenues, for the same quarter of the prior year.

For the nine months ended June 30, 2002,  revenues were $15,554,000,  a decrease of 14% from revenues in the comparable  period of the prior year of $18,038,000, excluding sales of $11,787,000 to Credit Card Center ("CCC"),  formerly  Tidel's largest customer who is no longer in business. Tidel shipped 2,338 ATM units for the nine months ended June 30, 2002, a decrease

of 22% from the 2,997 units shipped to customers  other than CCC in the previous year.  During the nine months ended June 30, 2001, Tidel shipped 2,339 ATM units to CCC. The decline in shipments to customers other than CCC was attributable to decreased orders from two of Tidel's major customers. Tidel believes that it has good  relationships  with  these  customers  and  that  their  current  level of purchases  will  increase,  although  there can be no  assurance  that this will occur.

Tidel incurred a net loss of  $(1,019,000)  for the quarter ended June 30, 2002, compared to a net loss of  $(16,446,000)  in the same  quarter of 2001.  For the nine months  ended June 30,  2002,  Tidel  incurred a net loss of  $(5,133,000), compared to a net loss of $(14,492,000) for the same period in 2001. The results for  quarter  ended  June  30,  2001  included  a  provision  for bad  debts  of
$18,000,000  related to the  collection of accounts  receivable  from CCC, and a charge of $2,530,000  applicable to the write-off of certain deferred  financing costs as a result of the "put" of Tidel's subordinated  convertible  debentures.
Consequently,  comparisons of the net losses in 2002 with the net losses for the respective periods in 2001 are not meaningful.

Gross  profit on product  sales for the quarter  ended June 30,  2002  increased
$1,355,000  from the same quarter a year ago.  Gross  profit as a percentage  of sales was 35% in the quarter  ended June 30,  2002,  compared to only 16% in the same quarter of the previous  year. The  improvement is directly  related to the increase in the volume of ATM units  produced  during the quarter ended June 30,
2002.

Tidel's  selling,  general and  administrative  expenses were $2,405,000 for the quarter ended June 30, 2002, a decrease of 12% from 2001 despite increased sales for the period. Tidel has reduced its staff by more than 10% and reduced certain of its costs in the service and engineering  departments.  Selling,  general and administrative  expenses for the nine months ended June 30, 2002 only  decreased
4% from the same  period a year ago due to  increased  legal  fees  incurred  in connection with litigation  related to the CCC bankruptcy and other matters.  In addition, Tidel has incurred interest expense of $675,000 per quarter, including penalty interest of $405,000 per quarter,  on its subordinated  debentures since the debt was "put" back to Tidel in June 2001.  Although  this interest has been and continues to be accrued,  Tidel has made no cash payments of interest to the debenture holders since June 2001.

Management  continues  to  negotiate  with the  holders of Tidel's  subordinated convertible debentures to restructure the past due obligations.  While Tidel and the  largest  holder  of the  debentures  have  agreed  on  proposed  terms of a restructuring, there can be no assurance that this agreement will culminate in a successful  restructuring  of the  convertible  debentures or that Tidel will be able to agree on  similar  terms,  or any  terms,  with the other  holder of the convertible  debentures.  In addition,  discussions  are in progress  with other lenders and equity investors for the purpose of obtaining capital to restructure and/or  refinance the convertible  debentures and the revolving  credit facility with JP Morgan  Chase.  If a  refinancing  has not occurred  prior to August 30,

2002,  Tidel may seek an  extension  of the  maturity  of the  revolving  credit facility.  There can be no assurance  that Tidel will be successful in obtaining additional capital or in extending the maturity of the revolving credit facility or that the terms of any new  financings  will be favorable to Tidel.  A failure either to  restructure  and/or  refinance  the  convertible  debentures  and the revolving  credit  facility,  or to obtain an  extension  of the August 30, 2002 maturity of the revolving credit facility,  if necessary,  could have a material adverse effect on Tidel.

James T. Rash, who has ended his medical leave of absence and resumed his duties as Chief Executive  Officer,  has affirmed the accuracy of Tidel's Form 10-Q for the  quarterly  period ended June 30, 2002 by  certification  letter to the U.S.
Securities and Exchange  Commission.  This action was pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, which was enacted July 29, 2002.

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security equipment  designed for specialty retail marketers.  To date, Tidel has sold more than 40,000  retail ATMs and 150,000  retail cash  controllers  in the
U.S. and 36 other countries. More information about the company and its products may be found on the company's web site at www.tidel.com.

"Safe Harbor" disclaimer under the Private  Securities  Litigation Reform Act of
1995:  This  press  release  contains  forward-looking   statements,   including
statements as to anticipated or expected results, beliefs,  opinions, and future financial  performance.  The  forward-looking  statements  are based on  current expectations and assumptions and involve risks and uncertainties  that may cause the company's  actual  experience to differ  materially  from that  anticipated.
Estimates  are  based on  reliable  information  and past  experience.  However, operating  results are affected by a wide variety of factors,  many of which are beyond the control of the company.  Factors include, but are not limited to, the
Company's  non-compliance  with  certain  provisions  of  its  Revolving  Credit
Facility  and  Convertible  Debentures;  the  Company's  financial  position and working capital availability; the levels of orders which are received and can be shipped in a quarter;  customer order patterns and seasonality;  costs of labor, raw materials,  supplies and equipment;  technological changes;  competition and competitive  pressures on pricing;  changes in the company's  relationships with customers or  suppliers;  acceptance  of the  Company's  product and  technology
introductions  in  the   marketplace;   unanticipated   litigation,   claims  or
assessments;  the  Company's  ability to reduce  costs and  expenses and improve internal operating efficiencies;  the economic condition of the ATM industry and the possibility that it is a mature industry; possible delisting from the Nasdaq
SmallCap  Market;  and economic  conditions in the United States and  worldwide.
Additionally,  factors  and risks  affecting  operating  results  include  those described in the company's  registration  statements and periodic  reports filed with the U.S. Securities and Exchange Commission.

358483-1

                                                                  TIDEL TECHNOLOGIES, INC.
                                                     SELECTED INCOME STATEMENT INFORMATION (Unaudited)

                                                 Three Months          Nine Months
                                                Ended June 30,        Ended June 30,
(In thousands, except per share data)         2002        2001       2002       2001

Revenues                                   $  6,179    $  4,972    $ 15,554    $ 29,825
Cost of sales                                 4,020       4,168      11,022      19,709
Gross profit                                  2,159         804       4,532      10,116

Selling, general and administrative           2,405       2,723       7,352       7,674
Provision for doubtful accounts                --        18,000        --        18,025
Depreciation and amortization                   287         296         874         978
Operating loss                                 (533)    (20,215)     (3,694)    (16,561)

Interest expense, net                           486       2,851       1,762       3,521
Loss before taxes                            (1,019)    (23,066)     (5,456)    (20,082)

Income tax benefit                             --        (6,620)       (323)     (5,590)
Net loss                                   $ (1,019)   $(16,446)   $ (5,133)   $(14,492)

Basic loss per share                       $  (0.06)   $  (0.94)   $  (0.29)   $  (0.83)
Diluted loss per share                     $  (0.06)   $  (0.94)   $  (0.29)   $  (0.83)

Basic shares outstanding                     17,426      17,426      17,426      17,407
Diluted shares outstanding                   17,426      17,426      17,426      17,407

                             TIDEL TECHNOLOGIES, INC
                       SELECTED BALANCE SHEET INFORMATION
                                 (In thousands)

                                        Jun. 30,   Sep. 30,
                                         2002       2001

Cash                                  $  1,408    $  3,266
Restricted cash                          2,205        --
Trade accounts receivable                6,269       7,036
Current notes and other receivables      2,313       1,357
Federal income tax receivable             --         5,596
Inventories, net                         8,399      11,015
Current assets                          21,082      28,797

Current liabilities                     25,496      28,547
Working capital (deficit)               (4,414)        250
Total assets                            25,550      33,837
Long-term debt                            --            96
Shareholders' equity